EXHIBIT 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 17, 2010, is by and among AMERICAN PACIFIC CORPORATION, a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the “Guarantors”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 6, 2007 (as amended by that certain First Amendment dated as of July 7, 2009, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Credit Parties have requested the Required Lenders amend certain provisions of the Credit Agreement; and
     WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendment to Definition of Applicable Percentage. The pricing grid contained in the definition of “Applicable Percentage” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Applicable Percentage
			LIBOR
Pricing	Total	Base Rate	Margin &	Commitment
Level	Leverage Ratio	Margin	L/C Fee	Fee
I	≥ 4.00 to 1.0	1.75%	2.75%	0.50%
II	<4.00 to 1.0 but ≥ 3.25 to 1.0	1.50%	2.50%	0.50%
III	<3.25 to 1.0 but ≥ 2.50 to 1.0	1.25%	2.25%	0.50%
IV	< 2.50 to 1.0	1.00%	2.00%	0.375%
     1.2 Amendment to Definition of Permitted Investments. The reference to “$5,000,000” contained in the first proviso of clause (m) in the definition “Permitted Investments” set forth in Section 1.1 of the Credit Agreement is hereby amended to read “$6,000,000.”

Page 1 of Exhibit 10.1

     1.3 Amendments to Section 5.9(b). Section 5.9(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to the levels set forth in the grid below for the periods corresponding thereto:

Period	Minimum Ratio
September 30, 2010 through June 30, 2011	2.00 to 1.00
July 1, 2011 and thereafter	2.50 to 1.00
     1.4 Amendments to Section 9.2(a). The contact information set forth in the Section 9.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows and prior notification of such change in address is hereby ratified and confirmed:

The Borrower	American Pacific Corporation
and the other	3883 Howard Hughes Parkway, Suite 700
Credit Parties:	Las Vegas, Nevada 89169

Attention: Dana Kelley, Chief Financial Officer
Telecopier: (702) 699-4163
Telephone: (702) 735-9456
Borrower’s
Website address:	www.apfc.com

The Administrative
Agent:	Wells Fargo Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP8
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 374-2698

with a copy to:

Wells Fargo Bank, National Association
Nevada Regional Commercial Banking Office
3800 Howard Hughes Parkway, 4th floor
Las Vegas, NV 89169
Attention: Virginia Christenson
Vice President/Sr. Relationship Manager
Telecopier: (702) 791-6365
Telephone: (702) 791-6324

Page 2 of Exhibit 10.1

ARTICLE II
CONDITIONS TO EFFECTIVENESS
     2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):
     (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Required Lenders and the Administrative Agent.
     (b) Default. After giving effect to this Amendment, no Default or Event of Default shall exist.
     (c) Fees and Expenses.
     (i) The Administrative Agent shall have received from the Borrower, for the account of each Lender, an amendment fee in an amount equal to 25 basis points on the aggregate Revolving Commitments of such Lender (prior to giving effect to this Amendment).
     (ii) The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Moore & Van Allen PLLC shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.
     (d) Legal Opinion. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders which shall be in form and substance satisfactory to the Administrative Agent.
     (e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE III
MISCELLANEOUS
     3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Page 3 of Exhibit 10.1

     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
     (d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).
     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.
     (g) The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
     3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.
     3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     3.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
     3.6 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
     3.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall

Page 4 of Exhibit 10.1

constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.
     3.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     3.12 General Release. In consideration of the Administrative Agent’s and the Required Lender’s willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Documents and the transactions contemplated thereby.
     3.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Page 5 of Exhibit 10.1

AMERICAN PACIFIC CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT
     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	AMERICAN PACIFIC CORPORATION,
a Delaware corporation

	By:	/s/ DANA KELLEY

	Name:	Dana M. Kelley
	Title:	Vice President, Chief Financial Officer & Treasurer

GUARANTORS:	AMERICAN PACIFIC CORPORATION,
a Nevada corporation

	By:	/s/ DANA KELLEY

	Name: Title:	Dana M. Kelley Chief Financial Officer & Treasurer

AMPAC FINE CHEMICALS LLC,
a California limited liability company

	By:	/s/ LINDA G. FERGUSON

	Name: Title:	Linda G. Ferguson Secretary

ENERGETIC ADDITIVES INC., LLC,
a Nevada limited liability company

	By:	/s/ DANA KELLEY

	Name:	Dana M. Kelley
	Title:	Manager

AMPAC-ISP CORP.,
a Delaware corporation

	By:	/s/ DANA KELLEY

	Name:	Dana M. Kelley
	Title:	Chief Financial Officer & Treasurer

Page 6 of Exhibit 10.1

AMERICAN PACIFIC CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

AMERICAN AZIDE CORPORATION,
a Nevada corporation

By:	/s/ DANA KELLEY

Name:	Dana M. Kelley
Title:	Treasurer

AMPAC FARMS, INC.,
a Nevada corporation

By:	/s/ DANA KELLEY

Name:	Dana M. Kelley
Title:	Treasurer

AMPAC FINE CHEMICALS TEXAS, LLC,
a Delaware limited liability company

By:	/s/ LINDA G. FERGUSON

Name:	Linda G. Ferguson
Title:	Secretary

Page 7 of Exhibit 10.1

AMERICAN PACIFIC CORPORATION
AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDERS:	WELLS BANK, NATIONAL ASSOCIATION (successor-by-merger to Wachovia Bank, National Association), as a Lender and as Administrative Agent

	By:	/s/ VIRGINIA S. CHRSTENSON

	Name:	Virginia S. Christenson
	Title:	Vice President/Senior Relationship Manager

Page 8 of Exhibit 10.1

AMERICAN PACIFIC CORPORATION
AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ JOHN C. PLECQUE

Name:	John C. Plecque
Title:	Senior Vice President

Page 9 of Exhibit 10.1